POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS, that the undersigned hereby authorizes Christopher Savoie and Nicole Fitchpatric of Zapata Computing Holdings Inc. (the "Company") and Stacie S. Aarestad of Foley Hoag LLP, each acting singly, to execute and cause to be filed with the United States Securities and Exchange Commission any and all documents or filings, including any amendments thereto, required to be so filed. The undersigned hereby grants to the attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do personally present, with full power of substitution, resubstitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, or such attorney-in-fact's substitute, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any liability from the undersigned's responsibilities to comply with all applicable laws, including Sections 13 and 16 of the Securities Exchange Act of 1934 (the "Exchange Act").

     This Power of Attorney shall remain in full force and effect until the earliest to occur of (a) the undersigned is no longer required to file Forms 3, 4 and 5 in accordance with Section 16(a) of the Exchange Act with respect to the undersigned's holdings of and transactions in securities issued by the Company, (b) revocation by the undersigned in a signed writing delivered to the Company and the foregoing attorney-in-fact and (c) as to any attorney-in-fact individually, until such attorney-in-fact is no longer employed by the Company or employed by or a partner at Foley Hoag LLP, or another law firm representing the Company, as applicable.

     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 2nd day of February, 2024.

 /s/ William Matthew Brown
Name: William Matthew Brown